Exhibit 10.1

FOURTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”) is entered into effective as of April 15, 2010 (the “Effective Date”), among NORTHWEST PIPE COMPANY, an Oregon corporation (the “Borrower”), and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”).

RECITALS

Borrower, Administrative Agent and certain lenders party thereto from time to time are parties to that certain Amended and Restated Credit Agreement entered into as of May 31, 2007 (as amended, modified or supplemented from time to time, the “Credit Agreement”). Borrower and Administrative Agent desire to amend the Credit Agreement as set forth herein. The Required Lenders (as that term is defined in the Credit Agreement), and Bank of America, N.A., as Swing Line Lender and L/C Issuer, have consented to the amendments to the Credit Agreement set forth herein as indicated by their signatures below.

NOW THEREFORE, the parties agree as follows:

AGREEMENT

1. Recitals. The Recitals are true.

2. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings given in the Credit Agreement.

3. Amendment to Section 6.01(a) of the Credit Agreement. Section 6.01(a) of the Credit Agreement is amended in its entirety to read as follows:

(a)(i) as soon as available, but in any event within 166 days after the end of Borrower’s 2009 fiscal year, and within 105 days after the end of each other fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

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(ii) as soon as available, but in any event within 105 days after the end of Borrower’s 2009 fiscal year, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as presenting the financial condition and results of operations of the Borrower and its Subsidiaries in accordance with Borrower’s accounting practices used in the 2008 fiscal year end audited reports, without regard to any conclusions arising out of the internal investigation being conducted by the Audit Committee of Borrower’s Board of Directors or any year-end adjustments resulting from the 2009 audited financial information provided under Section 6.01(a)(i); and

4. Amendment to Section 6.01(b) of the Credit Agreement. Section 6.01(b) of the Credit Agreement is amended in its entirety to read as follows:

(b)(i) as soon as available, but in any event within 76 days after the end of the first fiscal quarter of Borrower’s 2010 fiscal year, and within 60 days after the end of each of the other first three fiscal quarters of each fiscal year of Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year end audit adjustments and the absence of footnotes;

(ii) as soon as available, but in any event within 60 days after the end of the first fiscal quarter of the Borrower’s 2010 fiscal year, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations for such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding quarter of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by

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the chief executive officer, chief financial officer, treasurer or controller of the Borrower as presenting the financial condition and results of operations of the Borrower and its Subsidiaries in accordance with Borrower’s accounting practices used in the 2008 fiscal year end audited reports, without regard to any conclusions arising out of the internal investigation being conducted by the Audit Committee of Borrower’s Board of Directors or any year-end adjustments resulting from the 2009 audited financial information provided under Section 6.01(a)(i).

5. Amendment to Section 6.02(a) of the Credit Agreement. Section 6.02(a) of the Credit Agreement is amended in its entirety to read as follows:

(a) concurrently with the delivery of the financial statements referred to in Section 6.01(a)(i), a certificate of independent certified public accountants certifying such financial statements;

6. Amendment to Section 8.01 of the Credit Agreement. A new paragraph (m) is added to the end of Section 8.01 of the Credit Agreement, to read in its entirety as follows:

(m) NASDAQ Listing. The Nasdaq Stock Market either (i) files a Form 25 with the SEC in connection with the delisting of the common stock of the Borrower from the Nasdaq GlobalSelect Market; or (ii) determines pursuant to a hearing or as a result of a default that the common stock of the Borrower shall be delisted from the Nasdaq GlobalSelect Market; provided, however, that no Event of Default shall occur pursuant to this clause (m) during any period in which the common stock of the Borrower remains listed for trading (and continues to trade without material suspension or interruption) during the pendency of any appeal from any Nasdaq Stock Market action or determination.

7. Release. As a material part of the consideration of Administrative Agent entering into, and the Required Lenders consenting to, this Amendment, Borrower hereby releases and forever discharges Administrative Agent, the Lenders and each of their respective successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (all the foregoing, collectively, the “Releasees” and individually, a “Releasee”), jointly and severally from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions and causes of action of any nature whatsoever, including all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether presently possessed or possessed in the future, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which Borrower may have or claim to have against Releasees (or any one or more of them); provided, however, that neither Administrative Agent

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nor any Lender nor any other Releasee shall be released hereby from: (i) any obligation to pay to Borrower any amounts that Borrower may have on deposit with Administrative Agent or any Lender, in accordance with applicable laws and the terms of the documents establishing any such deposit relationship; or (ii) any claim (including without limitation any claim for breach of the Credit Agreement or other Loan Document) arising from any action, inaction or conduct of Administrative Agent or the Lenders or the other Releasees after the effective date of this Amendment.

8. Amendment Fee. Upon the execution and delivery hereof, Borrower shall pay to the Required Lenders consenting hereto an amendment fee of $125,000, such amendment fee to be allocated among such Required Lenders in proportion to the amounts of their respective Commitments.

9. No Further Amendment, Expenses. Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain unmodified in full force and effect and the parties hereby ratify their respective obligations thereunder. Without limiting the foregoing, Borrower expressly reaffirms and ratifies its obligation to pay or reimburse Administrative Agent and Lenders on request for all reasonable expenses, including legal fees actually incurred by Administrative Agent and Lenders in connection with the preparation of this Amendment, any other amendment documents and the closing of the transaction contemplated hereby and thereby.

10. Miscellaneous.

(a) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment, it being understood that the Administrative Agent may rely on a facsimile counterpart signature page hereof for purpose of determining whether a party hereto has executed a counterpart hereof.

(b) Governing Law. This Amendment and the other agreements provided for herein and the rights and obligations of the parties hereto and thereto shall be construed and interpreted in accordance with the laws of the State of Oregon.

(c) Certain Agreements Not Enforceable. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY THE LENDERS TO BE ENFORCEABLE.

[Signatures appear on the following page.]

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EXECUTED AND DELIVERED by the duly authorized officers of the parties as of the date first above written.

BORROWER:	NORTHWEST PIPE COMPANY

By:

Name:

Title:

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:

Title:

CONSENTED TO BY THE REQUIRED LENDERS:

BANK OF AMERICA, N.A.

By:

Name:

Title:

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:	UNION BANK, N.A., formerly known as Union Bank of California, N.A.

By:

Name:

Title:

HSBC BANK USA, NATIONAL ASSOCIATION

By:

Name:

Title:

U.S. BANK NATIONAL ASSOCIATION

By:

Name:

Title:

CONSENTED TO BY SWING LINE LENDER AND L/C ISSUER

BANK OF AMERICA, N.A., as Swing Line Lender and L/C Issuer

By:

Name:

Title:

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